RECEIVABLES PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 26, 2000

                                      AMONG

                     FERRELLGAS RECEIVABLES, LLC, AS SELLER,

                         FERRELLGAS, L.P., AS SERVICER,

                       JUPITER SECURITIZATION CORPORATION,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

                                       AND

                  BANK ONE, NA (MAIN OFFICE CHICAGO), AS AGENT





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                         RECEIVABLES PURCHASE AGREEMENT

                  This Receivables Purchase Agreement, dated as of September 26, 2000, is among Ferrellgas Receivables, LLC, a Delaware limited liability company ("Seller"), Ferrellgas, L.P., a Delaware limited partnership ("Ferrellgas"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit"), and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I and, if not defined therein, the meanings assigned to such terms in the Receivables Interest Sale Agreement referenced therein.

                             PRELIMINARY STATEMENTS

                  Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

                  Conduit may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

                  In the event that Conduit declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Conduit in accordance with the terms hereof.

                  Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of Conduit and the Financial Institutions in accordance with the terms hereof.


ARTICLE I.
                              PURCHASE ARRANGEMENTS

Section 1.1       Purchase Facility.

(a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Conduit may, at its option, instruct the Agent to purchase on behalf of Conduit, or if Conduit shall decline to purchase, the Agent shall purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments, in either case, during the period from the date hereof to but not including the Facility Termination Date.

(b) Seller may, upon at least 5 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

Section 1.2 Increases. Seller shall provide the Agent with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Conduit agrees to make the purchase. If Conduit declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, Conduit or the Financial Institutions, as applicable, shall initiate a wire transfer to the Facility Account, of immediately available funds, no later than 12:00 noon (Chicago time), in an amount equal to (i) in the case of Conduit, the aggregate Purchase Price of the Purchaser Interests Conduit is then purchasing or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions are purchasing.

Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Asset Interest Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Conduit and the Financial Institutions in accordance with the amount of Capital (if any) owing to Conduit, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of Yield at the LIBO Rate, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield at the Prime Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


ARTICLE II.
                     PAYMENTS AND ASSET INTEREST COLLECTIONS

Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis: (i) such fees as are set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Pool Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Recourse Obligations"). If Seller fails to pay any of the Recourse Obligations when due, Seller agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Asset Interest Collections or is deemed to receive any Asset Interest Collections, Seller shall immediately pay such Asset Interest Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Asset Interest Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.


Section 2.2 Asset Interest Collections Prior to Amortization. Prior to the Amortization Date, any Asset Interest Collections and Deemed Collections received by the Servicer and all Asset Interest Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Asset Interest Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Asset Interest Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "Reinvestment") with that portion of the balance of each and every Asset Interest Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with
Section 2.1) first, to reduce unpaid CP Costs, Yield and other Recourse Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital, CP Costs, Yield and other Recourse Obligations shall be reduced to zero, any additional Asset Interest Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than 12:00 noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Asset Interest Collections from the date of any assignment by Conduit pursuant to Section 13.6 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

Section 2.3 Asset Interest Collections Following Amortization. On the Amortization Date and on each day thereafter, Seller shall remain liable on a full-recourse basis to pay the Recourse Obligations pursuant to Section 2.1, and the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Asset Interest Collections received on such day. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and
(ii) apply  such  amounts to reduce the  Aggregate  Unpaids in  accordance  with
Section 2.4.

Section 2.4 Application of Asset Interest Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  first,   to  the   payment   of  the   Servicer's   reasonable
         out-of-pocket   costs  and  expenses  in  connection   with  servicing,
         administering and collecting the Pool Receivables , including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer,

     second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

     third, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

     fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                  fifth, for the ratable payment of all other unpaid Recourse Obligations, provided that to the extent such Recourse Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Recourse Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Asset Interest Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.4, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent, except that the Agent and the Purchasers shall represent and warrant that the Purchasers Interests are free and clear of any Adverse Claim created by any of them.


ARTICLE III.
                                 CONDUIT FUNDING

Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Conduit and funded substantially with related Pooled Commercial Paper.

Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Conduit for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3 Calculation of CP Costs. On the 5th Business Day of each calendar month hereafter while Conduit has any outstanding Capital, Conduit shall calculate the aggregate amount of CP Costs allocated to the Capital of its Purchaser Interests for the applicable Accrual Period and shall notify Seller of such aggregate amount.


ARTICLE IV.
                          FINANCIAL INSTITUTION FUNDING

Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions by Conduit pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Conduit any Purchaser Interest pursuant to Article XIII, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

Section 4.3       Selection and Continuation of Tranche Periods.

(a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

(b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Conduit be combined with a Purchaser Interest of the Financial Institutions.

Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 12:00 noon (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate.

Section 4.5       Suspension of the LIBO Rate

                  (a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                  (b) If less than all of the Financial Institutions give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller, Conduit or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution or (ii) another funding entity nominated by Seller or the Agent that is acceptable to Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).


ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Seller. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Existence and Power. Such Seller Party is duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Seller's use of the proceeds of the purchases made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organization Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party (except as created under the Transaction Documents) except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder and under the Receivables Interest Sale Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any Governmental Authority, which (a) purport to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to Originator, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or any Purchaser for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or any Purchaser will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

(h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Asset Interest, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in the Asset Interest.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in the Asset Interest, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Asset Interest.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its records regarding the Purchaser Interests are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

(l) Asset Interest  Collections.  The conditions and  requirements  set forth in
Section 7.12 and in Section 5.12(a) of the Receivables Interest Sale Agreement have at all times been satisfied and duly performed. Seller has not granted any Person, other than the Servicer, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Servicer has not granted any Person, other than the Agent, dominion and control of the Servicer's Concentration Account, or the right to take dominion and control of the Servicer's Concentration Account at a future time or upon the occurrence of a future event. Seller has not granted any Person, other than the Agent, dominion and control of the Facility Account, or the right to take dominion and control of the Facility Account at a future time or upon the occurrence of a future event.

(m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since April 30, 2000, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Pool Receivables generally or any material portion of the Pool Receivables.

(n) Names. In the past five (5) years, Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(o) Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Seller, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

(p) Not a Regulated Entity. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. Such Seller Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness or to sell interests in the Pool Receivables or the Asset Interest.

(q) Compliance with Law. Such Seller Party has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Pool Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.2(c) and has consented.

(s) Payments to Originator. Seller has given reasonably equivalent value to Originator in consideration for the Asset Interest and such transfer was not made for or on account of an antecedent debt. The transfer by Originator of the Asset Interest under the Receivables Interest Sale Agreement is not voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each Pool Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Pool Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Asset Interest is an Eligible Receivable.

(v) Net Asset Interest Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Asset Interest Balance will at least equal 1.2 times the Aggregate Capital then outstanding.

(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Interest Sale Agreement does not jeopardize the true sale analysis.

     Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Conduit that:

(a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all power to perform its obligations hereunder.

(b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its powers, have been duly authorized by all necessary action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).


ARTICLE VI.
                             CONDITIONS OF PURCHASES

Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest (other than pursuant to Section 13.1) and each Reinvestment shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agent on or prior to the date of such purchase or Reinvestment, in form and substance satisfactory to the Agent, all Monthly Reports and interim reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii)     no event has  occurred  and is  continuing,  or would  result from such
         Incremental   Purchase  or   Reinvestment,   that  will  constitute  an
         Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

(iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Asset Interest Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Asset Interest Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII.
                                    COVENANTS

                  Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

     Section 7.1 Financial Reporting. Seller shall deliver to the Agent, in form and detail satisfactory to the ------------------- Agent:

(a) Annual Financial Statements. As soon as available, but not later than 100 days after the end of each fiscal year of Seller, an unaudited balance sheet of Seller as at the end of such year and the related statements of income or operations, members' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP, applied, if applicable, on a basis consistent with prior years, the financial position and the results of operations of Seller;

(b) Quarterly Financial Statements. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of Seller, a copy of the unaudited balance sheet of Seller as of the end of such quarter and the related statements of income, members' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Seller; and

(c) Receivables Interest Sale Agreement Financial Statements. When and as required under the Receivables Interest Sale Agreement, each of the financial statements required to be delivered under Section 5.1 thereof.

     Section 7.2 Certificates; Other Information. Such Seller Party shall furnish to the Agent:

     (a) Receivables Interest Sale Agreement Certificates. When and as required under the Receivables Interest Sale Agreement, each of the certificates and other reports and information required to be delivered under Section 5.2 thereof; and

(b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of Seller with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Agent shall require.

Section 7.3       Notices.  Such Seller Party shall promptly notify the Agent:

     (a) Of the occurrence of any Amortization Event or Potential Amortization Event;

(b) Of any matter described in Section 5.3(a)-(d), (f) or (g) of the Receivables Interest Sale Agreement;

(c) At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables, requesting the Agent's consent thereto;

(d) Of any material change in accounting policies or financial reporting practices by Originator or any of its consolidated Subsidiaries;

     (e) If any of the representations and warranties in Article V ceases to be true and correct;

(f) Of the occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(g) Of the occurrence of the "Termination Date" under and as defined in the Receivables Interest Sale Agreement.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of such Seller Party setting forth details of the occurrence referred to therein, and stating what action such Seller Party or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under Section 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Transaction Document that have been breached or violated.

Section 7.4 Compliance with Laws. Such Seller Party shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or the failure of which to comply with could not reasonably be expected to have a Material Adverse Effect.

Section 7.5       Preservation of Existence, Etc.  Such Seller Party shall:

(a) Preserve and maintain in full force and effect its legal existence and good standing under the laws of its state or jurisdiction of organization except in connection with transactions permitted by the Credit Agreement;

(b) Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by the Credit Agreement, except where the failure to so preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;

(c) Preserve its business organization and goodwill, except where the failure to so preserve its business organization or goodwill could not reasonably be expected to have a Material Adverse Effect; and

(d) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.6 Payment of Obligations. Such Seller Party shall pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all of its obligations and liabilities, including:

(a) All tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Seller Party; and

(b) All lawful claims which, if unpaid, would by law become a Adverse Claim upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Seller Party.

Section 7.7 Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Pool Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Seller Party, permit the Agent and the Purchasers or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller Party relating to the Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Seller Party's financial condition or the Pool Receivables and the Related Security or such Seller Party's performance under any of the Transaction
Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Seller Party having knowledge of such matters.

Section  7.8  Keeping of Records  and Books.  The  Servicer  will  maintain  and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Asset Interest Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence. Such Seller Party will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests.

Section 7.9 Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectibility of the Pool Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectibility of the Pool Receivables.

Section 7.10 Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

(B) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

(C) clearly identify its offices (by signage or otherwise) as its offices and allocate to Seller on a reasonable basis the costs of any space shared with the Originator;

(D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E) conduct all transactions with Originator and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F) at all times have a Board of Directors consisting of at least three members, at least one member of which is an Independent Director;

(G) observe all formalities as a distinct entity, and ensure that all actions relating to (A) the dissolution or liquidation of Seller or (B) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H) maintain Seller's books and records separate from those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator and any Affiliate thereof;

(I) prepare its financial statements separately from those of Originator and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

(K) pay all of Seller's  operating expenses from Seller's own assets (except for
certain   payments  by  Originator  or  other  Persons  pursuant  to  allocation arrangements that comply with the requirements of this Section 7.10);

(L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Interest Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Interest Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Interest Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M) maintain its charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organization Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.10;

(N) maintain the effectiveness of, and continue to perform under the Receivables Interest Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Interest Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Interest Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

(O) maintain its legal separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(P) maintain at all times adequate capital with which to conduct its business and to meet its obligations as they come due; and

(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Bracewell & Patterson, L.L.P. as counsel for the Seller Parties, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

Section 7.11 Performance and Enforcement of Receivables Interest Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Interest Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Interest Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Interest Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Interest Sale Agreement.

Section 7.12 Collections. Each Seller Party will cause all Collections on the Pool Receivables to be concentrated no less often than weekly into the Servicer's Concentration Account. The Servicer will sweep the Buyer's Percentage of all such Collections from the Servicer's Concentration Account no less than daily into the Facility Account and immediately thereafter transferred to the Originator's Account; provided, however, that upon written request of the Agent, each of the Seller Parties will cause all such Collections to be concentrated each Business Day into the Servicer's Concentration Account. From and after October 26, 2000: (a) Servicer will cause the Servicer's Concentration Account to be subject at all times to a Blocked Account Agreement that is in full force and effect, and (b) Seller will cause the Facility Account to be subject at all times to a Blocked Account Agreement that is in full force and effect.

Section 7.13 Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Asset Interest irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in the Asset Interest and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in the Asset Interest to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in the Asset Interest and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

Section 7.14 Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Pool Receivables, exclusive of taxes on or measured by income or gross receipts of Conduit, the Agent or any Financial Institution.

Section 7.15 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a) Name Change, Offices and Records. Such Seller Party will not change its name, identity or legal structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 15 days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Such Seller Party will not authorize any Obligor to make payment to any Lock-Box or Collection Account other than one which is swept into the Servicer's Concentration Account in accordance with Section 7.12.

(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables. Except as otherwise permitted pursuant to Article VIII hereof, such Seller Party will not extend, amend or otherwise modify the terms of any Pool Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Adverse Claims. Such Seller Party will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, the Asset Interest, the Facility Account or the Servicer's Concentration Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent, for the benefit of the Purchasers, provided for herein), and such Seller Party will defend the right, title and interest of the Agent, for the benefit of the Purchasers, in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller Party. (e) Net Asset Interest Balance. At no time prior to the Amortization Date shall Seller permit the Net Asset Interest Balance to be less than 1.2 times the Aggregate Capital outstanding.

(f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Interest Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the automatic occurrence of such Termination Date arising in accordance with the proviso set forth in Section 7.2(i) of the Receivables Interest Sale Agreement.

(g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in
Section 7.10(P).

ARTICLE VIII.
                          ADMINISTRATION AND COLLECTION

Section 8.1       Designation of Servicer.

(a) The servicing, administration and collection of the Pool Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with Article VI of the Receivables Interest Sale Agreement and this
Article VIII. Ferrellgas is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time designate as Servicer any Person to succeed Ferrellgas or any successor Servicer; provided, however, that unless an Amortization Event (or another event of the type described in the definition of "Amortization Date" has occurred), replacement of the Servicer shall not result in the occurrence of the Amortization Date.

Section 8.2       Certain Duties of Servicer.

(a) The Servicer shall administer the Asset Interest Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Asset Interest Collections in accordance with Article
II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Asset Interest Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with
Article II. If the Servicer shall be required to segregate Asset Interest Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Asset Interest Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Asset Interest Collections, duly endorsed or with duly executed instruments of transfer.

(b) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Asset Interest Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Pool Receivable or to foreclose upon or repossess any Related Security.

(c) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Asset Interest or (ii) are otherwise necessary or desirable to collect the Asset Interest and shall, as soon as practicable upon demand of the Agent following the occurrence of an Amortization Event, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(d) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Pool Receivable of such Obligor
(starting with the oldest such Pool Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to Wells Fargo Bank the Collection Notices; provided, however, that nothing herein shall be deemed to give the Agent any claim to, Adverse Claim on or right to retain any amounts deposited into the Servicer's Concentration Account or the Facility Account which do not constitute Asset Interest Collections and provided, further, that unless an Amortization Event (or another event of the type described in the definition of "Amortization Date" has occurred), delivery of the Collection Notices shall not result in the occurrence of the Amortization Date. Effective when the Agent delivers such notices, Servicer hereby transfers to the Agent for the benefit of the Purchasers, the exclusive control of the Servicer's Concentration Account, and Seller hereby transfers to the Agent for the benefit of the Purchasers, the exclusive ownership and control of the Facility Account. Each of the Seller Parties hereby authorizes the Agent, and agrees that the Agent shall be entitled: (i) at any time after delivery of the Collections Notices, to endorse such Seller Party's name on checks and other instruments representing Asset Interest Collections,
(ii) at any time after the earlier to occur of an Amortization Event or replacement of the Servicer, to enforce the Pool Receivables and the Related Security, and (iii) at any time after delivery of the Collections Notices, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Asset Interest Collections to come into the possession of the Agent rather than such Seller Party.

Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the 18th day of each month hereafter or if any such day is not a Business Day, on the next succeeding Business Day (each, a "Monthly Reporting Date"), a Monthly Report and (ii) at such times as the Agent shall reasonably request, a listing by Obligor of all Pool Receivables together with an aging of all Pool Receivables. Additionally, at such more frequent times as the Agent shall reasonably request, upon five (5) days' notice, the Servicer will furnish (x) a report calculating the amount of Eligible Receivables as of such date based on the information available to determine sales, credits, charge-offs and collections since the most recent Monthly Report, or (y) such other form of report in form and substance reasonably satisfactory to the Agent with respect to the amount of Eligible Receivables based on available information. At any time that the Agent shall request upon not less than five (5) days' notice, the Servicer shall prepare and forward to the Agent an interim report setting forth all of the items covered in a Monthly Report, as of the date of such request, and in the same format as a Monthly Report.

ARTICLE IX.
                               AMORTIZATION EVENTS

     Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for two (2) Business Days, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for five (5) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c) Failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d) (i) Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller or any of its Subsidiaries shall take any action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e) Seller shall fail to comply with the terms of Section 2.6 hereof.

(f)      As of the last day of any Measurement Period:

                  (i) the average of the Delinquency Trigger Ratios for the three Measurement Periods then most recently ended shall exceed 9.10%;

                  (ii) the average of the Charged-Off Trigger Ratios for the three Measurement Periods then most recently ended shall exceed 0.90%, or

                  (iii) the average of the Dilution Trigger Ratios for the three Measurement Periods then most recently ended shall exceed 2.40%.

(g) A Change of Control shall occur.

(h) One or more final judgments for the payment of money shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

(i) The occurrence of any Termination Event or the Termination Date under and as defined in the Receivables Interest Sale Agreement shall occur under the Receivables Interest Sale Agreement.

(j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Asset Interest.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer (if not previously replaced), (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, and (iv) notify Obligors of the Purchasers' interest in the Pool Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


ARTICLE X.
                                 INDEMNIFICATION

Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Pool Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c)  taxes   imposed  by  the   jurisdiction   in  which  such
         Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Asset Interest;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(i) any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)    any  failure of Seller,  the  Servicer  or  Originator  to perform  its
         duties,   covenants  or  other   obligations  in  accordance  with  the
         provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Asset Interest Collections at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)     any Amortization Event described in Section 9.1(d);

(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of all or any portion of the Asset Interest from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Interest Sale Agreement in consideration of the transfer by Originator of any portion of the Asset Interest, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Asset Interest, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Asset Interest, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

(xv) the failure of any Pool Receivable included in the calculation of the Net Asset Interest Balance to be an Eligible Receivable at the time so included.

Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Pool Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and Conduit on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduit and the Agent (which such counsel may be employees of Conduit or the Agent) with respect thereto and with respect to advising Conduit and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse Conduit on demand for all other costs and expenses incurred by Conduit ("Other Costs"), including, without limitation, the cost of auditing Conduit's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Conduit or any counsel for any shareholder of Conduit with respect to advising Conduit or such shareholder as to matters relating to Conduit's operations.

Section 10.4 Allocations. Conduit shall allocate the liability for Other Costs among Seller and other Persons with whom Conduit has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Conduit in its sole discretion and shall be binding on Seller and the Servicer.

ARTICLE XI.
                                    THE AGENT

Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the UCC financing statements and the Blocked Account Agreement on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Conduit or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


ARTICLE XII.
                           ASSIGNMENTS; PARTICIPATIONS

Section 12.1      Assignments.

(a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or to any other commercial paper conduit administered by Bank One that issues commercial paper which is rated A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc., and upon such assignment, Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Conduit of this Agreement or all or any of the Purchaser Interests of Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit V hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution; provided, however, that the consent of Conduit shall be required prior to the effectiveness of any such assignment and, unless such assignment is required under Section 12.1(c), the consent of Seller shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and
(ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Conduit, an enforceability opinion in form and substance satisfactory to the Agent and Conduit. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial
Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Conduit or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Conduit, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each, a
"Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay Conduit its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial
Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Conduit and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each
Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


ARTICLE XIII.
                               LIQUIDITY FACILITY

Section 13.1 Transfer to Financial Institutions. Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from Conduit delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Conduit, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of Conduit as specified by Conduit. Each such assignment by Conduit shall be made pro rata among all of the Financial Institutions, except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between Conduit and any Financial Institution) to the Agent at an account designated by the Agent, for the benefit of Conduit, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Conduit in reliance upon such assumption. Conduit hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from Conduit, effective upon the receipt by Conduit of the Conduit Transfer Price, the Purchaser Interests of Conduit which are the subject of any transfer pursuant to this
Article XIII.

Section 13.2 Transfer Price Reduction Yield. If the Adjusted Liquidity Price is included in the calculation of the Conduit Transfer Price for any Purchaser Interest, each Financial Institution agrees that the Agent shall pay to Conduit the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

Section 13.3 Payments to Conduit. In consideration for the reduction of the Conduit Transfer Prices by the Conduit Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Conduit Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to Conduit any Yield, Asset Interest Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

Section 13.4 Limitation on Commitment to Purchase from Conduit. Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from Conduit, pursuant to
Section 13.1 or otherwise, if:

(i) Conduit shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit or taken any action for the purpose of effectuating any of the foregoing; or

(ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Conduit by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Conduit and such proceeding or petition shall have not been dismissed.

Section 13.5 Defaulting Financial Institutions. If one or more Financial Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Conduit Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions) of the Conduit Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that Conduit may have under applicable law, each Defaulting Financial Institution shall pay to Conduit forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to Conduit in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

Section 13.6      Terminating Financial Institutions.

(a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Conduit of each Non-Renewing Financial Institution and Conduit, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Conduit on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1. In addition, Conduit may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Conduit or (y) assign to any Affected Financial Institution on a date specified by Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by Conduit, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Conduit in its sole and absolute discretion.

(b) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Asset Interest Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.


ARTICLE XIV.
                                  MISCELLANEOUS

Section 14.1      Waivers and Amendments.

(a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Conduit, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Asset Interest Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement,
(G) change the definition of "Eligible Receivable," "Purchase Price," or "Adjusted Liquidity Price," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses
(A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and Conduit may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4      Protection of Ownership Interests of the Purchasers.

(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Pool Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder: (i) the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3, (ii)each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (A) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Pool Receivables and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Asset Interest as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Asset Interest. The appointment in the preceding clause (ii) is coupled with an interest and is irrevocable.

Section 14.5      Confidentiality.

(a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or Conduit by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Conduit, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY
SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11     Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to
Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13 Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Conduit or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Conduit, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

Section 14.14     Characterization.

(a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other person arising in connection with the Asset Interest or any other obligations of Seller or Originator.

(b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, to secure the prompt and complete payment of the Aggregate Unpaids, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest, now existing or hereafter arising, in (i) the Asset Interest, (ii) the Facility Account, (iii) Seller's rights and remedies under the Receivables Interest Purchase Agreement, and (iv) all proceeds of any thereof prior to all other liens on and security interests therein. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.



                            Signature pages follow
(a)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC


By:
Name:             Kevin T. Kelly
Title:            Chief Financial Officer
Address:          One Allen Center
                  500 Dallas Street, Suite 2700
                  Houston, TX  77002

                  Attention:  John Briscoe
                  Phone:   (713) 844-6309
                  Fax:     (713) 844-6527


FERRELLGAS, L.P.

BY:  FERRELLGAS, INC., ITS GENERAL PARTNER


By:
Name:             Kevin T. Kelly
Title:            Chief Financial Officer
Address:          One Liberty Plaza
                  Liberty, MO  64068

                  Attention:  Ken Heinz
                  Phone:   (816) 792-6907
                  Fax:     (816) 792-6979

JUPITER SECURITIZATION CORPORATION


By:
         Leo V. Loughead
         Authorized Signatory

Address: c/o Bank One, NA (Main Office Chicago), as Agent
                  Asset Backed Finance
                  Suite IL1-0079, 1-19
                  1 Bank One Plaza
                  Chicago, Illinois  60670-0079
                  Attention:  Asset Backed Finance
                  Fax:  (312) 732-1844



BANK ONE, NA (MAIN OFFICE CHICAGO),
 as a Financial Institution and as Agent


By:
Name:             Leo V. Loughead
Title:            Vice President

Address: Bank One, NA (Main Office Chicago)
                  Asset Backed Finance
                  Suite IL1-0596, 1-21
                  1 Bank One Plaza
                  Chicago, Illinois  60670-0596
                  Attention:  Asset Backed Finance
                  Fax:  (312) 732-4487
(a)

                                    EXHIBIT I

                                   DEFINITIONS


                  As used in this Agreement:

                  (a) Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Receivables Interest Sale Agreement (hereinafter defined); and

                  (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

                  "Acquisition Amount" means, on the date of any purchase from Conduit of one or more Purchaser Interests pursuant to Section 13.1, with respect to each Financial Institution, the lesser of (i) such Financial Institution's Pro Rata Share of the sum of (A) the lesser of (1) the Adjusted Liquidity Price of each such Purchaser Interest and (2) the Capital of each such Purchaser Interest and (B) all accrued and unpaid CP Costs for each such Purchaser Interest and (ii) such Financial Institution's unused Commitment.

                  "Adjusted   Liquidity  Price"  means,   with  respect  to  any
Purchaser Interest transferred from Conduit to the Financial Institutions pursuant to Article XIII hereof, an amount equal to:


         ---                       --                    --    --

P x          (i) DC +       (ii)             NDR
                                      ------------------
                                            1.10

         ---                       --                    --    --

                  where:

                  P = the percentage of the Asset Interest represented by such Purchaser Interest.

                  DC       = the Deemed Collections.

                  NDR = the Outstanding Balance of all Receivables included in the Purchaser Interests (regardless of whether they are Eligible Receivables on the date of determination) as to which any payment, or part thereof, has not remained unpaid for 91 days or more from the original due date for such payment.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affected Financial Institution" has the meaning specified in Section 12.1(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" has the meaning set forth in the preamble to this Agreement.

                  "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

                 "Aggregate Reduction" has the meaning specified in Section 1.3.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Aggregate Capital and all other unpaid Recourse Obligations (whether due or accrued) at such time.

                  "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is 5 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                  "Amortization Event" has the meaning specified in Article IX.

                  "Applicable Margin" means the Applicable Margin (as defined in the Credit Agreement) for Eurodollar Rate Loans (as defined in the Credit Agreement).

                  "Asset Interest" means, on any date of determination, the sum of the Receivables Interest and the Contributed Interest (each, as defined in the Receivables Interest Sale Agreement).

     "Asset Interest Collections" means, on any date of determination, the Buyer's Percentage of all Collections.

     "Assignment Agreement" has the meaning set forth in Section 12.1(b).

                  "Authorized Officer" means, with respect to any Person, its president, controller, treasurer or chief financial officer.

                  "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

                  "Blocked Account Agreement" means an agreement among Servicer or Seller, as applicable, the Agent and Wells Fargo Bank, N.A. with respect to the Servicer's Concentration Account or the Facility Account in form and substance reasonably satisfactory to the parties thereto.

                  "Broken Funding Costs" means for any Purchaser Interest which:
(i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under
Article XIII or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Asset Interest Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Asset Interest Collections or other payments so received and applied if at any time the distribution of such Asset Interest Collections or payments are rescinded, returned or refunded for any reason.

                  "Change of Control" means (a) a Change of Control under and as defined in the Receivables Interest Sale Agreement, or (b) Ferrellgas ceases to own 100% of the outstanding Equity Interests of Seller.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than 180 days from the original invoice date for such payment.

                  "Charged-Off Trigger Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables that became Charged-Off Receivables during the Measurement Period ending on such Cut-Off Date, by (y) the aggregate monthly sales for the 6 months ending on such Cut-Off Date.

                  "Collection   Account"  means  each   concentration   account,
depositary account, lock-box account or similar account in which any Asset Interest Collections are collected or deposited.

                  "Collection Notice" means a notice in the form attached to the Blocked Account Agreements from the Agent to Wells Fargo Bank, N.A. terminating the Servicer's authority to make withdrawals from the Servicer's Concentration Account or Seller's authority to make withdrawals from the Facility Account.

     "Commercial Paper" means promissory notes of Conduit issued by Conduit in the commercial paper market.

                  "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from
(i) Seller and (ii) Conduit, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

                  "Commitment Availability" means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments at such time minus (b) the Aggregate Capital at such time.

     "Conduit" has the meaning set forth in the preamble to this Agreement.

     "Conduit Residual" means the sum of the Conduit Transfer Price Reductions.

                  "Conduit Transfer Price" means, with respect to the assignment by Conduit of one or more Purchaser Interests to the Agent for the benefit of one or more of the Financial Institutions pursuant to Section 13.1, the sum of
(i) the lesser of (a) the Capital of each such Purchaser Interest and (b) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

     "Conduit Transfer Price Deficit" has the meaning set forth in Section 13.5.

                  "Conduit Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by Conduit to the Agent for the benefit of the Financial Institutions, the positive difference (if any) between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Liquidity Price for such Purchaser Interest.

                  "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CP Costs" means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Conduit pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

                  "Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IV to the Receivables Interest Sale Agreement, as modified from time to time in accordance with this Agreement.

                  "Cut-Off Date" means August 31, 2000 and the last day of each calendar month thereafter.

                  "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as an Asset Interest Collection of a Receivable. Seller shall be deemed to have received an Asset Interest Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Asset Interest Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

                  "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of
(i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

     "Defaulting  Financial  Institution"  has the  meaning set forth in Section
13.5.

                  "Delinquency Trigger Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables that are Delinquent Receivables as of such Cut-Off Date, by (ii) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date.
                  "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice date but not more than 90 days from the original invoice date for such payment.

                  "Dilution Trigger Ratio" means a percentage equal to a fraction, the numerator of which is the total amount of decreases in Outstanding Balances of the Receivables due to Dilutions during the most recent Measurement Period, and the denominator of which is the amount of sales generated by the Originators during the Measurement Period one month prior to the most recent Measurement Period.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

                  "Discount  Rate"  means,  the LIBO Rate or the Prime Rate,  as
applicable,   with  respect  to  each   Purchaser   Interest  of  the  Financial
Institutions.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Facility Account" means Seller's account no. 4496823691 at Wells Fargo Bank, N.A.

                  "Facility Termination Date" means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that certain letter agreement dated as of the date hereof between Seller and the Agent, as it may be amended or modified and in effect from time to time.

     "Ferrellgas" has the meaning set forth in the preamble in this Agreement.

     "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

                  "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

                  "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

                  "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

                  "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or
(B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights;

                  "LIBO  Rate"  means the rate per annum equal to the sum of (i)
(a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 12:00 noon (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 12:00 noon (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and
(ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 12:00 noon (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "Liquidity Termination Date" means September 25, 2001.

                  "Lock-Box" means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Pool Receivables.

                  "Material  Adverse Effect" means a material  adverse effect on
(i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, the Related Security or the Asset Interest Collections with respect thereto, or (v) the collectibility of the Pool Receivables generally or of any material portion of the Pool Receivables.

                  "Measurement Period" means a calendar month.

                  "Monthly Report" means a report,  in substantially the form of
Exhibit VI hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

              "Monthly Reporting Date" has the meaning set forth in Section 8.5.

                  "Net Asset Interest Balance" means, at any time, the Buyer's Percentage of the aggregate Outstanding Balance of all Pool Receivables that are Eligible Receivables at such time.

     "Non-Defaulting Financial Institution" has the meaning set forth in Section 13.5.

     "Non-Renewing Financial Institution" has the meaning set forth in Section 13.6(a).

                  "Originator" means Ferrellgas, in its capacity as seller under the Receivables Interest Sale Agreement.

                  "Participant" has the meaning set forth in Section 12.2.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Pooled Commercial Paper" means Commercial Paper notes of Conduit subject to any particular pooling arrangement by Conduit, but excluding Commercial Paper issued by Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Conduit.

                  "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections 13.5 or 13.6.

     "Proposed Reduction Date" has the meaning set forth in Section 1.3.

                  "Purchase Limit" means $60,000,000.

                  "Purchase Notice" has the meaning set forth in Section 1.2.

                  "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of 80% of the Net Asset Interest Balance on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

                  "Purchasers" means Conduit and the Financial Institutions.

                  "Purchaser Interest" means, at any time, a portion of an aggregate undivided 100% ownership interest in the Asset Interest associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof.

     "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

                  "Receivables Interest Sale Agreement" means that certain Receivables Interest Sale Agreement, dated as of September 26, 2000, between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

     "Recourse Obligations" shall have the meaning set forth in Section 2.1.

                  "Reduction Notice" has the meaning set forth in Section 1.3.

                  "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

     "Regulatory Change" has the meaning set forth in Section 10.2(a).

                  "Reinvestment" has the meaning set forth in Section 2.2.

                  "Required   Financial   Institutions"   means,  at  any  time,
Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit.

                  "Required Notice Period" means two (2) Business Days.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Interest Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).

     "Seller" has the meaning set forth in the preamble to this Agreement.

     "Seller Parties" has the meaning set forth in the preamble to this Agreement.

                  "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "Settlement Date" means (A) the second Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

                  "Settlement Period" means (A) in respect of each Purchaser Interest of Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

                  "Termination Date" has the meaning set forth in Section 2.2.

     "Termination Percentage" has the meaning set forth in Section 2.2.

     "Terminating Financial Institution" has the meaning set forth in Section 13.6(a).

     "Terminating Tranche" has the meaning set forth in Section 4.3(b).

                  "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

                  "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Interest Sale Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Interest Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis in the case of Yield computed at a LIBO Rate and on a 365 (or, when appropriate, 366) day basis in the case of Yield computed at the Prime Rate.

                  (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (d) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                     [DATE]


Bank One, NA (Main Office Chicago), as Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596
Attention:  Conduit Administrator, Jupiter Securitization Corporation

                  Re:   PURCHASE NOTICE

Ladies and Gentlemen:

                  Reference is hereby made to the Receivables Purchase Agreement, dated as of September 26, 2000, by and among Ferrellgas Receivables, LLC, a Delaware limited liability company ("Seller"), between Ferrellgas, L.P., a Delaware limited partnership, as Servicer, the Financial Institutions, Jupiter Securitization Corporation ("Conduit"), and Bank One, NA (Main Office Chicago), as Agent (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

                  The  Agent is hereby  notified  of the  following  Incremental
Purchase:

Purchase Price:          $
Date of Purchase:
Requested Discount Rate: [LIBO Rate] [Prime Rate] [Pooled Commercial Paper rate]

                  Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

                  [Account Name]
                  [Account No.]
                  [Bank Name & Address]
                  [ABA #]
                  Reference:
                  Telephone advice to: [Name] @ tel. No. ( )

                  Please advise [Name] at telephone no ( ) _________________ if Conduit will not be making this purchase.

                  In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

                  (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

                                Very truly yours,

                                                     FERRELLGAS RECEIVABLES, LLC



                                                     By:
                                                     Name:
                                                     Title:

                                   EXHIBIT III

     PRINCIPAL PLACES OF BUSINESS AND CHIEF EXECUTIVE OFFICES OF THE SELLER PARTIES; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)



Places of Business:

         Seller:          Principal Place of Business and Chief Executive Office
                           One Allen Center
                           500 Dallas Street, Suite 2700
                           Houston, TX  77002

         Servicer:        Principal Place of Business and Chief Executive Office
                           One Liberty Plaza
                           Liberty, Missouri 64068

Locations of Records:

         Seller:           Seller's and Servicer's addresses above

         Servicer:         Seller's and Servicer's addresses above

Federal Employer Identification Numbers:

         Seller:           43-1698481

         Servicer:         43-1698481

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


To:  Bank One, NA (Main Office Chicago), as Agent

                  This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of September 26, 2000, among Ferrellgas Receivables, LLC (the "Seller"), Ferrellgas, L.P. (the "Servicer"), the Purchasers party thereto and Bank One, NA (Main Office Chicago), as agent for such Purchasers (the "Agreement").

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected ________________ of Seller.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

                  4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

                  5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

THE  FOREGOING  CERTIFICATIONS,  TOGETHER  WITH THE  COMPUTATIONS  SET  FORTH IN
SCHEDULE I HERETO AND THE FINANCIAL STATEMENTS DELIVERED WITH THIS CERTIFICATE IN SUPPORT HEREOF, ARE MADE AND DELIVERED THIS ____ DAY OF _________, __ .

BY:____________________________________
NAME:
TITLE:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                  A. Schedule of Compliance as of [Date] with Section 9.1(f) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  This schedule relates to the month ended: _______________

                                    EXHIBIT V

                          FORM OF ASSIGNMENT AGREEMENT

                  THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of September 26, 2000 by and among Ferrellgas Receivables, LLC, Ferrellgas, L.P., as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

     B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

                  C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement and the Transaction
Documents, including, without limitation, Assignor's Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

                                    AGREEMENT

                  The parties hereto hereby agree as follows:

1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section
4.1 of the Purchase Agreement.

3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of
(i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Purchase Agreement.

4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of the Seller or the performance or observance by the Seller, any Obligor, any Affiliate of the Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, Conduit, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                            [ASSIGNOR]


                          By: _________________________
                                     Title:


                                            [ASSIGNEE]


                         By: __________________________
                                     Title:

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

Date:  _____________, ______

Transferred Percentage:    ____________%


                                   A-1                    A-2                     B-1                    B-2

Assignor                  Commitment (prior to     Commitment (after      Outstanding Capital     Ratable Share of
                          giving effect to the    giving effect to the         (if any)          Outstanding Capital
                          Assignment Agreement)  Assignment Agreement)

                                                          A-2                     B-1                    B-2


Assignee                                           Commitment (after      Outstanding Capital     Ratable Share of
                                                  giving effect to the         (if any)          Outstanding Capital
                                                  Assignment Agreement)

Address for Notices


Attention:
Phone:
Fax:

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO:      ________________________, Assignor
         ------------------------

TO:      ________________________, Assignee
         ------------------------

                  The undersigned, as Agent under the Receivables Purchase Agreement dated as of September 26, 2000 by and among Ferrellgas Receivables, LLC, a Delaware limited liability company ("Seller"), between Ferrellgas, L.P., a Delaware limited partnership, as Servicer, Jupiter Securitization Corporation, Bank One, NA (Main Office Chicago), as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms
defined in such Assignment Agreement are used herein as therein defined.

     1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be
--------------, ----.

                  2. By its signature below, [each of] Conduit [and Seller] hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.

     [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                            Very truly yours,

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                            individually and as Agent


                         By: __________________________
                          Title:_______________________


                       JUPITER SECURITIZATION CORPORATION


                        By: ____________________________
                                            Authorized Signatory



[The foregoing is hereby consented to:

FERRELLGAS RECEIVABLES, LLC


By:
Name:
Title:]

                                   EXHIBIT VI

                             FORM OF MONTHLY REPORT



Monthly Report as of x/xx/xx
For Month Day, Year


Originator-specific data:

I.    Receivables Rollforward

                                                                                Ferrellgas, L.P.
                                                                              --------------------
      Beginning Receivables                                                                     0
                                                                              --------------------
                                                                              --------------------
      Add:    Invoices                                                                          0
                                                                              --------------------
                                                                              --------------------
              Finance Charges                                                                   0
                                                                              --------------------
                                                                              --------------------
              Debit Memos                                                                       0
                                                                              --------------------
                                                                              --------------------
      Less:   Cash Collections                                                                  0
                                                                              --------------------
                                                                              --------------------
              Credit Memos (Note 1)                                                             0
                                                                              --------------------
                                                                              --------------------
              Charge-offs                                                                       0
                                                                              --------------------
      --------------------------------------------------------------------------------------------
      Total Receivables                                                                         0
      --------------------------------------------------------------------------------------------


II.   Summary Aging Schedule

      --------------------------------------------------------------------------------------------
                                                                               Ferrellgas, L.P.
      --------------------------------------------------------------------------------------------
      --------                                                                --------------------
      Current                                                                                   0
                                                                              --------------------
                                                                              --------------------
      30-60 days from invoice                                                                   0
                                                                              --------------------
                                                                              --------------------
      61-90 days from invoice                                                                   0
                                                                              --------------------
      > 91 days from invoice                                                                    0
                                                                              --------------------
      --------------------------------------------------------------------------------------------
      Total Receivables                                                                         0
      --------------------------------------------------------------------------------------------

                                                                              --------------------
III.  Ending G/L Balance                                                                        0
                                                                              --------------------

IV.   Eligible Receivables

      --------------------------------------------------------------------------------------------
                                                                               Ferrellgas, L.P.
      --------------------------------------------------------------------------------------------
      Total Receivables (Note 2)                                                                0
                                                "Eligible Receivable" definition (Note 3):
                                                                              --------------------
      Less:   Non - U.S. Receivables             (i)                                            0
                                                                              --------------------
                                                                              --------------------
              Receivables of Affiliates          (i)                                            0
                                                                              --------------------
                                                                              --------------------
              Government Receivables >           (i)                                            0
              2% of Outstanding Balance
                                                                              --------------------
                                                                              --------------------
              Obligors of Defaulted             (ii)                                            0
              Receivables (10%) (Note 4)
                                                                              --------------------
                                                                              --------------------
              Defaulted Receivables > 60        (iii)                                           0
              days from invoice
                                                                              --------------------
                                                                              --------------------
              Rec.w/ terms > 30                 (iv)                                            0
                                                                              --------------------
                                                                              --------------------
              Originator Obligations not        (xvi)                                           0
              fully performed
                                                                              --------------------
                                                                              --------------------
              Other Ineligible              (v-xv & xvii)                                       0
                                                                              --------------------
              Excess Concentrations            (xviii)                                          0
              (from Section VII below)
      --------------------------------------------------------------------------------------------
      Pool Receivables Balance                                                                  0
      --------------------------------------------------------------------------------------------


V.    Capital Availability

      Pool Receivables                                                                         $0
      Less:   Reserve Percentage x Pool                                20.00%                  $0
                                                                                               --
              Receivables
      Available for Funding                                                                    $0

      Capital Outstanding (cannot exceed                                                       $0
      $60 million)

      Asset Interest (sum of the Receivables Interest and the Contributed         $             -
      Interest)


      Purchaser Interest (cannot exceed                                                   100.00%
      100%)


VI.   Receivable Interest Sale Agreement
      Calculations
                                                                 % Value            $ Value
      Adjusted Pool Amount (Capital /                                             $             -
      0.80)
      Minimum Receivables Percentage
      Variable Purchased Percentage                                               $             - Receivable
                                                                                                  Interest
      Variable Contributed Percentage                                             $             - Contributed
                                                                                                  Interest
                                                            ======================================
      Buyer's Percentage (equal to Net Asset Interest                             $             -
      Balance)

      Originator's Percentage (100% minus the Buyer's                             $             -
      Percentage)



                                   SCHEDULE A

                      COMMITMENTS OF FINANCIAL INSTITUTIONS

                     FINANCIAL INSTITUTION                                       COMMITMENT


               Bank One, NA (Main Office Chicago)                                $61,200,000


                                   SCHEDULE B

                    DOCUMENTS TO BE DELIVERED TO THE AGENT ON OR PRIOR TO THE INITIAL PURCHASE 1. The Receivables Interest Sale Agreement and each of the documents listed on Schedule A thereto.

2. Executed copies of this Agreement, duly executed by the parties thereto.

3. Copy of the Resolutions of the Board of Directors of Seller certified by its Secretary authorizing Seller's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

4. Copy of the Resolutions of the Board of Directors of the General Partner and the Servicer certified by its Secretary authorizing the Servicer's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

5. Organization Documents of Seller and certified by the Secretary of State of Delaware on or within thirty (30) days prior to the initial Incremental Purchase.

     6. Good Standing Certificate for Seller issued by the Secretaries of State of:

                  a.       Delaware
                  b.       Texas

7. A certificate of the Secretary of Seller certifying the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder.

8. A certificate of the Secretary of Servicer and the General Partner certifying the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder.

9. UCC financing statements, in form suitable for filing under the UCC in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

10. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Asset Interest previously granted by Seller.

11. A favorable opinion of legal counsel for the Seller Parties reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  --Each Seller Party is duly organized, validly existing, and in good standing under the laws of its state of organization.

                  --Each Seller Party has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person's business.

                  --The execution and delivery by each Seller Party of this Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary action and proceedings on the part of such Person and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Organization Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this Agreement).

                  --This Agreement and each other Transaction Document to which such Person is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --The provisions of the Agreement are effective to create a valid security interest in favor of the Agent for the benefit of the Purchasers in all Receivables, and upon the filing of financing statements, the Agent for the benefit of the Purchasers shall acquire a first priority, perfected security interest in such Receivables.

                  --To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party or any of their respective Affiliates, which would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

12.      A Compliance Certificate.

13.      The Fee Letter.

14.      A Monthly Report as at August 31, 2000.

15. On or before October 26, 2000, a Blocked Account Agreement by and among the Servicer, Wells Fargo Bank, and the Agent with respect to the Servicer's Concentration Account, in form and substance satisfactory to the Agent.

16. On or before October 26, 2000, a Blocked Account Agreement by and among Seller, Wells Fargo Bank, and the Agent with respect to the Facility Account, in form and substance satisfactory to the Agent.

                                TABLE OF CONTENTS

                                                                                                               PAGE



ARTICLE I.PURCHASE ARRANGEMENTS...................................................................................1

   SECTION 1.1    PURCHASE FACILITY...............................................................................1
   SECTION 1.2    INCREASES.......................................................................................2
   SECTION 1.3    DECREASES.......................................................................................2
   SECTION 1.4    PAYMENT REQUIREMENTS............................................................................2

ARTICLE II.PAYMENTS AND ASSET INTEREST COLLECTIONS................................................................3

   SECTION 2.1    PAYMENTS........................................................................................3
   SECTION 2.2    ASSET INTEREST COLLECTIONS PRIOR TO AMORTIZATION................................................3
   SECTION 2.3    ASSET INTEREST COLLECTIONS FOLLOWING AMORTIZATION...............................................4
   SECTION 2.3    APPLICATION OF ASSET INTEREST COLLECTIONS.......................................................4
   SECTION 2.4    PAYMENT RECISSION...............................................................................5
   SECTION 2.5    MAXIMUM PURCHASER INTERESTS.....................................................................5
   SECTION 2.6    CLEAN UP CALL...................................................................................5

ARTICLE III.CONDUIT FUNDING.......................................................................................5

   SECTION 3.1    CP COSTS........................................................................................5
   SECTION 3.2    CP COSTS PAYMENTS...............................................................................6
   SECTION 3.3    CALCULATION OF CP COSTS.........................................................................6

ARTICLE IV.FINANCIAL INSTITUTION FUNDING..........................................................................6

   SECTION 4.1    FINANCIAL INSTITUTION FUNDING...................................................................6
   SECTION 4.2    YIELD PAYMENTS..................................................................................6
   SECTION 4.3    SELECTION AND CONTINUATION OF TRANCHE PERIODS...................................................6
   SECTION 4.4    FINANCIAL INSTITUTION DISCOUNT RATES............................................................7
   SECTION 4.5    SUSPENSION OF THE LIBO RATE.....................................................................7

ARTICLE V.REPRESENTATIONS AND WARRANTIES..........................................................................7

   SECTION 5.1    REPRESENTATIONS AND WARRANTIES OF THE SELLER....................................................7
   SECTION 5.2    FINANCIAL INSTITUTION REPRESENTATIONS AND WARRANTIES...........................................11

ARTICLE VI.CONDITIONS OF PURCHASES...............................................................................12

   SECTION 6.1    CONDITIONS PRECEDENT TO INITIAL INCREMENTAL PURCHASE...........................................12
   SECTION 6.2    CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS........................................12

ARTICLE VII.COVENANTS............................................................................................13

   SECTION 7.1    FINANCIAL REPORTING............................................................................13
   SECTION 7.2    CERTIFICATES; OTHER INFORMATION................................................................13
   SECTION 7.3    NOTICES........................................................................................13
   SECTION 7.4    COMPLIANCE WITH LAWS...........................................................................14
   SECTION 7.5    PRESERVATION OF EXISTENCE, ETC.................................................................14
   SECTION 7.6    PAYMENT OF OBLIGATIONS.........................................................................15
   SECTION 7.7    AUDITS.........................................................................................15
   SECTION 7.8    KEEPING OF RECORDS AND BOOKS. .................................................................15
   SECTION 7.9    COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY.  ..................................16
   SECTION 7.10   PURCHASERS'RELIANCE............................................................................16
   SECTION 7.11   PERFORMANCE AND ENFORCEMENT OF RECEIVABLES INTEREST SALE AGREEMENT.............................18
   SECTION 7.12   COLLECTIONS....................................................................................18
   SECTION 7.13   OWNERSHIP......................................................................................18
   SECTION 7.14   TAXES.  .......................................................................................19
   SECTION 7.15   NEGATIVE COVENANTS OF THE SELLER PARTIES.......................................................19

ARTICLE VIII.ADMINISTRATION AND COLLECTION.......................................................................20

   SECTION 8.1    DESIGNATION OF SERVICER........................................................................20
   SECTION 8.2    CERTAIN DUTIES OF SERVICER.....................................................................20
   SECTION 8.3    COLLECTION NOTICES.............................................................................21
   SECTION 8.4    RESPONSIBILITIES OF SELLER.....................................................................22
   SECTION 8.5    REPORTS........................................................................................22

ARTICLE IX.AMORTIZATION EVENTS...................................................................................22

   SECTION 9.1    AMORTIZATION EVENTS............................................................................22
   SECTION 9.2    REMEDIES.......................................................................................23

ARTICLE X.INDEMNIFICATION........................................................................................24

   SECTION 10.1   INDEMNITIES BY THE SELLER PARTIES..............................................................24
   SECTION 10.2   INCREASED COST AND REDUCED RETURN..............................................................26
   SECTION 10.3   OTHER COSTS AND EXPENSES.......................................................................27
   SECTION 10.4   ALLOCATIONS....................................................................................27

ARTICLE XI.THE AGENT.............................................................................................28

   SECTION 11.1   AUTHORIZATION AND ACTION.......................................................................28
   SECTION 11.2   DELEGATION OF DUTIES...........................................................................28
   SECTION 11.3   EXCULPATORY PROVISIONS.........................................................................28
   SECTION 11.4   RELIANCE BY AGENT..............................................................................29
   SECTION 11.5   NON-RELIANCE ON AGENT AND OTHER PURCHASERS.....................................................29
   SECTION 11.6   REIMBURSEMENT AND INDEMNIFICATION..............................................................29
   SECTION 11.7   AGENT IN ITS INDIVIDUAL CAPACITY...............................................................29
   SECTION 11.8   SUCCESSOR AGENT................................................................................30

ARTICLE XII.ASSIGNMENTS; PARTICIPATIONS..........................................................................30

   SECTION 12.1   ASSIGNMENTS....................................................................................30
   SECTION 12.2   PARTICIPATIONS.................................................................................31

ARTICLE XIII.LIQUIDITY FACILITY..................................................................................31

   SECTION 13.1   TRANSFER TO FINANCIAL INSTITUTIONS.............................................................31
   SECTION 13.2   TRANSFER PRICE REDUCTION YIELD.................................................................32
   SECTION 13.3   PAYMENTS TO CONDUIT............................................................................32
   SECTION 13.4   LIMITATION ON COMMITMENT TO PURCHASE FROM CONDUIT..............................................32
   SECTION 13.5   DEFAULTING FINANCIAL INSTITUTIONS..............................................................32
   SECTION 13.6   TERMINATING FINANCIAL INSTITUTIONS.............................................................33

ARTICLE XIV.MISCELLANEOUS........................................................................................34

   SECTION 14.1   WAIVERS AND AMENDMENTS.........................................................................34
   SECTION 14.2   NOTICES........................................................................................35
   SECTION 14.3   RATABLE PAYMENTS...............................................................................35
   SECTION 14.4   PROTECTION OF OWNERSHIP INTERESTS OF THE PURCHASERS............................................35
   SECTION 14.5   CONFIDENTIALITY................................................................................36
   SECTION 14.6   BANKRUPTCY PETITION............................................................................36
   SECTION 14.7   LIMITATION OF LIABILITY........................................................................36
   SECTION 14.8   CHOICE OF LAW..................................................................................37
   SECTION 14.9   CONSENT TO JURISDICTION........................................................................37
   SECTION 14.10     WAIVER OF JURY TRIAL........................................................................37
   SECTION 14.11     INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS..............................................37
   SECTION 14.12     COUNTERPARTS; SEVERABILITY; SECTION REFERENCES..............................................38
   SECTION 14.13     BANK ONE ROLES..............................................................................38
   SECTION 14.14     CHARACTERIZATION............................................................................38



                             EXHIBITS AND SCHEDULES

Exhibit I         Definitions

Exhibit II        Form of Purchase Notice

Exhibit III       Principal Places of Business and Chief Executive Offices of the Seller Parties; Locations of
                  Records; Federal Employer Identification Number(s)

Exhibit IV        Form of Compliance Certificate

Exhibit V         Form of Assignment Agreement

Exhibit VI        Form of Monthly Report




Schedule A        Commitments

Schedule B        Closing Documents

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